Exhibit 10.2

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (the “First Amendment”) is made effective as of May ___, 2003, among PEMCO AVIATION GROUP, INC., a Delaware corporation, PEMCO AEROPLEX, INC., an Alabama corporation, PEMCO ENGINEERS, INC., a Delaware corporation, PEMCO WORLD AIR SERVICES, INC., a Delaware corporation, SPACE VECTOR CORPORATION, a Delaware corporation (collectively, the “Borrowers”), SOUTHTRUST BANK, an Alabama banking corporation, as Agent (the “Agent”), SOUTHTRUST BANK, an Alabama banking corporation, as a Lender, and COMPASS BANK, an Alabama banking corporation, as a Lender. Capitalized terms used herein but not defined shall have the meanings as set forth in the Credit Agreement (as hereinafter defined).

WHEREAS, pursuant to that certain Credit Agreement dated as of December 16, 2002, among Borrowers, Agent, and the other Lender Parties a party thereto (the “Credit Agreement”), Lenders made available, subject to the terms and conditions thereof, (i) the Revolving Loan of up to $20,000,000.00, (ii) the Swing Line Loan of up to $5,000,000.00, and (iii) the Term Loan of up to $5,000,000.00; and

WHEREAS, Lender Parties and Borrowers have agreed to amend the Credit Agreement in order to extend to Borrowers an additional loan in the amount of $5,000,000.00 for the purpose of purchasing issued and outstanding Equity Interests of Borrowers, as more specifically hereinafter provided.

NOW, THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree that the Credit Agreement is hereby amended as follows:

The Credit Agreement is hereby amended by adding the following capitalized terms as defined terms in Section 1.1:

“Treasury Stock Loan” means the loan which the Treasury Stock Loan Lenders have agreed to advance to Borrowers in accordance with the terms of Article IVA of this Agreement.

“Treasury Stock Loan Advancement Termination Date” means the earlier of (i) May 22, 2004 (viz., the date one Year from the date of the Treasury Stock Note), or (ii) the date of the occurrence of a Default.

“Treasury Stock Loan Advances” means all the Advances of the Treasury Stock Loan.

“Treasury Stock Loan Applicable Margin” means three percent (3.0%).

“Treasury Stock Loan Borrowing” means a borrowing consisting of simultaneous Treasury Stock Loan Advances made by the Treasury Stock Loan Lenders.

“Treasury Stock Loan Commitment” means the commitment of the Treasury Stock Loan Lenders, subject to the terms of this Agreement, to lend Borrowers up to Five Million and 00/100 Dollars ($5,000,000.00) in principal amount outstanding from time to time until the Treasury Stock Loan Advancement Termination Date.

“Treasury Stock Loan Credit Percentage” means a percentage based on a fraction, the numerator of which shall be the aggregate principal amount of Treasury Stock Loan Advances outstanding at a particular time and owing to a Treasury Stock Loan Lender at such time, and the denominator of which shall be the aggregate principal amount of all Treasury Stock Loan Advances outstanding at such time and owing to all the Treasury Stock Loan Lenders at such time (the Treasury Stock Loan Credit Percentages of the Treasury Stock Loan Lenders as of the date of the Treasury Stock Notes being as set forth on the attached Exhibit “F”).

“Treasury Stock Loan Interest-Only Period” means the period from the date of the Treasury Stock Notes through the Treasury Stock Loan Advancement Termination Date.

“Treasury Stock Loan Lenders” means the Treasury Stock Loan Lenders identified on Exhibit “F” attached to this Agreement, and any other Person that becomes a Treasury Stock Loan Lender pursuant to the terms of this Agreement.

“Treasury Stock Loan Maturity Date” means the earlier of (a) December 16, 2007, or (b) the occurrence of an Event of Default.

“Treasury Stock Notes” means those certain Treasury Stock Notes from Borrowers to the Treasury Stock Loan Lenders, dated May 22, 2003, in the aggregate principal amount of $5,000,000.00, and includes any amendment to or modification of any such note and any promissory note given in extension or renewal of, or in substitution for, such note.

The Credit Agreement is hereby amended by deleting the definitions of “Commitments”, “Loans”, “Notes”, “Pro-Rata” or “Pro-Rata Share”, “30-Day Adjusted LIBOR Rate”, “60-Day Adjusted LIBOR Rate” and “90-Day Adjusted LIBOR Rate”, and by substituting the following new definitions, respectively, in lieu thereof:

“Commitments” means the Revolving Loan Commitment, the Swing Line Loan Commitment, the Term Loan Commitment, the Letter of Credit Commitment and the Treasury Stock Loan Commitment.

“Loans” means the loans and other extensions of credit, if any, being made by any Lender to Borrowers pursuant to this Agreement, including, but not limited to, the Revolving Loan, the Swing Line Loan, the Term Loan, the Letters of Credit, and the Treasury Stock Loan.

“Notes” means the Revolving Note, the Swing Line Note, the Term Notes and the Treasury Stock Notes.

“Pro Rata” or “Pro Rata Share” of any amount means, with respect to any Lender at any time (A) when referring to the Advances, the Loans or the Lenders, the product of such amount times such Lender’s Credit Percentage; (B) when referring to Revolving Loan Advances, the Revolving Loan or the Revolving Loan Lenders, the product of such amount times such Revolving Loan Lender’s Revolving Loan Credit Percentage; (C) when referring to Term Loan Advances, the Term Loan or the Term Loan Lenders, the product of such amount times such Term Loan Lender’s Term Loan Credit Percentage; (D) when referring to Treasury Stock Loan Advances, the Treasury Stock Loan or the Treasury Stock Loan Lenders, the product of such amount times such Treasury Stock Loan Lender’s Treasury Stock Loan Credit Percentage; and (E) when referring to Letter of Credit Advances or the Available Amount of the Letters of Credit, the product of such amount times such Lender’s Revolving Loan Credit Percentage.

“30-Day Adjusted LIBOR Rate” means, for each respective 30-Day LIBOR Rate Interest Period, an interest rate equal to (A) with respect to the Revolving Loan, the sum of (i) the applicable 30-Day LIBOR Rate, plus (ii) the Revolving Loan Applicable Margin; (B) with respect to the Term Loan, the sum of (i) the applicable 30-Day LIBOR Rate, plus (ii) the Term Loan Applicable Margin; and (C) with respect to the Treasury Stock Loan, the sum of (i) the applicable 30-Day LIBOR Rate, plus (ii) the Treasury Stock Loan Applicable Margin.

“60-Day Adjusted LIBOR Rate” means, for each respective 60-Day LIBOR Rate Interest Period, an interest rate equal to (A) with respect to the Revolving Loan, the sum of (i) the applicable 60-Day LIBOR Rate, plus (ii) the Revolving Loan Applicable Margin; (B) with respect to the Term Loan, the sum of (i) the applicable 60-Day LIBOR Rate, plus (ii) the Term Loan Applicable Margin; and (C) with respect to the Treasury Stock Loan, the sum of (i) the applicable 60-Day LIBOR Rate, plus (ii) the Treasury Stock Loan Applicable Margin.

“90-Day Adjusted LIBOR Rate” means, for each respective 90-Day LIBOR Rate Interest Period, an interest rate equal to (A) with respect to the Revolving Loan, the sum of (i) the applicable 90-Day LIBOR Rate, plus (ii) the Revolving Loan Applicable Margin; (B) with respect to the Term Loan, the sum of (i) the applicable 90-Day LIBOR Rate, plus (ii) the Term Loan Applicable Margin; and (C) with respect to the Treasury Stock Loan, the sum of (i) the applicable 90-Day LIBOR Rate, plus (ii) the Treasury Stock Loan Applicable Margin.

The Credit Agreement is hereby amended by adding the following new Section 1.11:

1.11     Reference to Treasury Stock Loan Lenders. Any reference in this Agreement to “Treasury Stock Loan Lender” shall mean each and any Treasury Stock Loan Lender, singularly; and any reference to “Treasury Stock Loan Lenders” shall mean all Treasury Stock Loan Lenders, collectively, and shall include any Person becoming a Treasury Stock Loan Lender pursuant to an Assignment and Acceptance.

The Credit Agreement is hereby amended by adding the following new Article IVA:

ARTICLE IVA

4A.      THE TREASURY STOCK LOAN

4A.1        General Terms. Subject to the terms hereof, the Treasury Stock Loan Lenders will lend Borrowers, from time to time until the Treasury Stock Loan Advancement Termination Date, such amounts which shall not exceed, in the aggregate principal amount at any one time outstanding, the Treasury Stock Loan Commitment. Each Treasury Stock Loan Lender severally agrees, on the terms and conditions hereinafter set forth, to make Treasury Stock Loan Advances to Borrowers from time to time on any Business Day during the period from the date of the Treasury Stock Notes until the Treasury Stock Loan Advancement Termination Date. Each Treasury Stock Loan Borrowing shall be in an aggregate amount of $500,000.00 or an integral multiple of $500,000.00 in excess thereof and shall consist of Treasury Stock Loan Advances made simultaneously by the Treasury Stock Loan Lenders Pro Rata.

4A.2    Disbursement of the Treasury Stock Loan.

(A)      In order to obtain a Treasury Stock Loan Advance, a Borrower’s Representative shall deliver a Notice of Borrowing to Agent not later than 10:30 a.m. (Birmingham, Alabama time) on a date not less than five (5) Business Days prior to the date such Treasury Stock Loan Advance is sought, such Notice of Borrowing to be accompanied by such documentation and information as Agent may require evidencing that the such Treasury Stock Loan Advance will be used for the purposes as set forth in Section 4A.6 of this Agreement.

(B)       Upon Agent’s receipt of a Notice of Borrowing, Agent shall deliver a Notice of Funding to each Treasury Stock Loan Lender at least one (1) Business Day prior to the date the Treasury Stock Loan Advance is to be made, and each Treasury Stock Loan Lender shall, before 10:30 A.M. (Birmingham,

Alabama time) on the date of such Treasury Stock Loan Advance, make available to Agent at Agent’s Account, in same day funds, such Lender’s Pro Rata Share of such Treasury Stock Loan Advance.

(C)       After Agent’s receipt of such funds and upon fulfillment of any applicable conditions set forth in this Agreement, Agent will make such funds available to Borrowers by crediting Borrower’s deposit account with Agent.

4A.3        The Treasury Stock Notes. Borrowers’ obligation to repay the Treasury Stock Loan shall be evidenced by the Treasury Stock Notes.

4A.4        Interest Rate. Interest on the Treasury Stock Loan shall be calculated as follows:

(A)      During the entire term of the Treasury Stock Notes, except during any applicable 60-Day LIBOR Rate Interest Period or 90-Day LIBOR Rate Interest Period, the outstanding principal balance of the Treasury Stock Notes shall bear interest at the applicable 30-Day Adjusted LIBOR Rate for each applicable 30-Day LIBOR Rate Interest Period.

(B)       A Borrower’s Representative may from time to time deliver to Agent (i) a 60-Day LIBOR Rate Notice, in which case the outstanding principal balance of the Treasury Stock Notes shall bear interest at the applicable 60-Day Adjusted LIBOR Rate during the applicable 60-Day LIBOR Rate Interest Period, or (ii) a 90-Day LIBOR Rate Notice, in which case the outstanding principal balance of the Treasury Stock Notes shall bear interest at the applicable 90-Day Adjusted LIBOR Rate during the applicable 90-Day LIBOR Rate Interest Period. Following the expiration of any applicable LIBOR Rate Interest Period, if a Borrower’s Representative shall not have timely and properly delivered a LIBOR Rate Notice for a LIBOR Rate Interest Period to commence as of the expiration of the applicable expiring LIBOR Rate Interest Period, then the outstanding principal balance of the Treasury Stock Notes shall automatically bear interest at the 30-Day Adjusted LIBOR Rate until the commencement of the next 60-Day LIBOR Rate Interest Period or 90-Day LIBOR Rate Interest Period, if any.

4A.5        Payments of Principal and Interest. Principal and interest on the Treasury Stock Loan shall be payable as follows:

(A)      On the first Payment Due Date following the date of the Treasury Stock Notes, and on each successive Payment Due Date thereafter during the Treasury Stock Loan Interest-Only Period, and on the Treasury Stock Loan Advancement Termination Date, Borrowers shall pay to Agent for the account of the Treasury Stock Loan Lenders (based on each Treasury Stock Loan Lender’s Pro Rata Share of the Treasury Stock Loan Commitment at such time) all accrued and unpaid interest on the outstanding principal balance of the Treasury Stock Notes.

(B)       On the first Payment Due Date following the Treasury Stock Loan Advancement Termination Date, and on each successive Payment Due Date thereafter until the entire indebtedness evidenced by the Treasury Stock Notes is paid in full, Borrowers shall pay to Agent for the account of the Treasury Stock Loan Lenders (based on each Treasury Stock Loan Lender’s Pro Rata Share of the Treasury Stock Loan Commitment at such time) (i) a principal payment equal to the outstanding principal balance of the Treasury Stock Loan on the Treasury Stock Loan Advancement Termination Date, divided by forty-three (43) (viz., the number of months from the Treasury Stock Loan Advancement Termination Date to the Treasury Stock Loan Maturity Date), plus (ii) all accrued and unpaid interest thereon.

(C)       If not earlier demanded pursuant to Section 11.3 hereof, the outstanding principal balance of the Treasury Stock Loan, together with all accrued and unpaid interest thereon, shall be due and payable to Agent for the account of the Treasury Stock Loan Lenders (based on each Treasury Stock Loan Lender’s Pro Rata Share at such time) on the Treasury Stock Loan Maturity Date.

4A.6        Use of Proceeds of Treasury Stock Loan. The proceeds of the Treasury Stock Loan shall be used to purchase issued and outstanding Equity Interests of Borrowers from any Person who is not or has never been an Affiliate of Borrower (or any predecessor of Borrower).

Borrowers and Lender Parties acknowledge and agree that all of the Collateral (including, but not limited to, the Mortgaged Property) shall secure all of the Obligations (including, but not limited to the obligation to pay the principal of and interest on the Treasury Stock Notes), and each Borrower hereby grants, bargains, sells, transfers, assigns, sets over, conveys, re-grants, re-bargains, re-sells, re-transfers, re-assigns, re-sets over and re-conveys to Agent, its successors and assigns, a Lien on, upon and in the Collateral.

The Credit Agreement is hereby amended by substituting the Exhibit “F” attached to this First Amendment in lieu of the Exhibit “F” attached to the Credit Agreement, and all references in the Credit Agreement to “Exhibit “F”“ shall mean Exhibit “F” as attached to this First Amendment.

As a condition to the effectiveness of this First Amendment: (a) Borrowers shall have executed and delivered to Lenders the Treasury Stock Notes; (b) Borrowers shall have paid to Agent for the benefit of the Treasury Stock Loan Lenders a commitment fee in the amount of $50,000.00, and shall have reimbursed Lender Parties for all of Lender Parties’ fees and expenses, including, but not limited to, any and all filing fees, recording fees, and expenses and fees of Lender Parties’ legal counsel, incurred in connection with the preparation of this First Amendment and any and all documents executed and delivered in connection herewith; (c) Agent shall have received an opinion of Borrowers’ counsel with respect to the due authorization, execution and delivery of this First Amendment and the Treasury Stock Notes, and the enforceability of the Loan Documents, as amended by this First Amendment, such opinion letter to be in form and substance acceptable to Agent; (d) Agent shall have received appropriate resolutions of Borrowers’ directors, in a form satisfactory to Agent, authorizing Borrowers to enter into this First Amendment and any other documentation required by Agent in connection with this First Amendment; (e) Agent shall have received a Bringdown and Incumbency Certificate of each Borrower, in a form satisfactory to Agent; (f) Borrowers shall have executed and delivered to Agent all further documents and perform all other acts which Agent reasonably deems necessary or appropriate to perfect or protect its security for the Loans; and (g) Borrowers shall have delivered to Agent such other documentation, if any, as may be requested by Agent to satisfy Agent that this First Amendment, and all other documents and instruments executed by Borrowers in connection with this First Amendment or in furtherance hereof have each been duly authorized, executed and delivered on behalf of Borrowers, and constitute valid and binding obligations of Borrowers.

Each Borrower represents and warrants to Lender Parties that all representations and warranties given by such Borrower in Article IX of the Credit Agreement are true and correct as of the date of this First Amendment, except to the extent affected by this First Amendment. Each Borrower represents and warrants to Lender Parties that as of the date of this First Amendment, such Borrower is in full compliance with all of the covenants of such Borrower contained in Article X of the Credit Agreement, except to the extent affected by this First Amendment.

Except as heretofore or herein expressly modified, or as may otherwise be inconsistent with the terms of this First Amendment (in which case the terms and conditions of this First Amendment shall govern), all terms of the Credit Agreement and all documents and instruments executed and delivered in furtherance thereof shall be and remain in full force and effect, and the same are hereby ratified and confirmed in all respects.

* * * * *

IN WITNESS WHEREOF, this First Amendment has been duly executed as of the day and year first above written.

BORROWERS:

PEMCO AVIATION GROUP, INC.
By:	/s/ JOHN R. LEE

Its:	Sr. Vice President and Chief Financial Officer

PEMCO AEROPLEX, INC.
By:	/s/ JOHN R. LEE

Its:	Sr. Vice President and Chief Financial Officer

PEMCO ENGINEERS, INC.
By:	/s/ JOHN R. LEE

Its:	Sr. Vice President and Chief Financial Officer

PEMCO WORLD AIR SERVICES, INC.
By:	/s/ JOHN R. LEE

Its:	Sr. Vice President and Chief Financial Officer

SPACE VECTOR CORPORATION
By:	/s/ JOHN R. LEE

Its:	Sr. Vice President and Chief Financial Officer

AGENT:

SOUTHTRUST BANK, as Agent
By:	/s/ AUSTIN DAVIS

Its:	Assistant Vice President

LENDERS:

SOUTHTRUST BANK
By:	/s/ AUSTIN DAVIS

Its:	Assistant Vice President

COMPASS BANK
By:	/s/ ASHLEY GOETZ

Its:	Assistant Relationship Manager